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                                                                   Exhibit 99.1


[EMERSON LOGO]


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                               NEWS & INFORMATION

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FOR:       EMERSON RADIO CORP.
           9 Entin Road
           Parsippany, NJ 07054-0430

CONTACT:   EMERSON RADIO CORP.           OR:     INVESTOR RELATIONS:
           Guy A. Paglinco                       Robert Maffei
           Vice President,                       Investor Relations Manager
           Chief Financial Officer               (973) 428-2098
           (973) 428-2413

                                                 EPOCH FINANCIAL GROUP, INC.
                                                 Victor Thompson or
                                                 Todd Atenhan
                                                 (888) 917-5105

Monday, December 5, 2005

                              FOR IMMEDIATE RELEASE


            EMERSON RADIO RECEIVES NOTICE OF NON-COMPLIANCE FROM AMEX


PARSIPPANY, NJ -- December 5, 2005 -- Emerson Radio Corp. (AMEX: MSN) today announced that, on November 30, 2005, it was notified by The American Stock Exchange ("AMEX") that it will have until March 1, 2006 to regain compliance with the requirements of Section 121(B)(2) of the AMEX rules that it have an Audit Committee consisting of at least three directors, each of whom satisfies the independence standards set forth in Section 121A of the AMEX rules and Rule 10A-3 under the Securities and Exchange Act of 1934. As a result of the untimely death of Robert H. Brown, Jr., a former director and audit committee member of Emerson, in August 2005, Emerson's Audit Committee consists of only two directors, each of whom satisfies the audit committee independence standards. Emerson intends to promptly take all necessary actions to regain compliance with the AMEX requirements by the March 1, 2006 deadline. Emerson's common stock continues to trade on AMEX.

Emerson Radio Corp. (AMEX:MSN - News), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, throughout the world, full lines of televisions and other video products, microwave ovens, clocks, clock radios, audio and home theater products.

This release contains "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the Company's ability to regain AMEX compliance. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company's reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.